EXHIBIT 99.3

/s/ David W. Knickel	04/15/2010

**Signature of Reporting Person

Sector Performance Fund, LP(+)
By: Sector Performance GP, LP, its general partner,

By: Sector Performance LLC, its general partner

By: David W. Knickel, Vice President and Chief Financial Officer

Date
/s/ David W. Knickel	04/15/2010
**Signature of Reporting Person HM Unitek Coinvest, LP(+) By: Sector Performance LLC, its general partner By: David W. Knickel, Vice President and Chief Financial Officer	Date
/s/ David W. Knickel	04/15/2010
**Signature of Reporting Person SPF SBS LP(+) By: Sector Performance LLC, its general partner By: David W. Knickel, Vice President and Chief Financial Officer	Date
/s/ David W. Knickel	04/15/2010
**Signature of Reporting Person Sector Performance GP, LP(+) By: Sector Performance LLC, its general partner By: David W. Knickel, Vice President and Chief Financial Officer	Date
/s/ David W. Knickel	04/15/2010
**Signature of Reporting Person Sector Performance LLC(+) By: David W. Knickel, Vice President and Chief Financial Officer	Date

(+) The Reporting Persons may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The filing of this report shall not be construed as an admission that the Reporting Persons are a group, or have agreed to act as a group.